Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Fixed-Income Trust: Fidelity Short-Term Bond Fund, of our report dated June 18, 1998 on the financial statements and financial highlights included in the April 30, 1998 Annual Report to Shareholders of Fidelity Fixed-Income Trust: Fidelity Short-Term Bond Fund.

We also consent to the incorporation by reference in the Registration Statement, of our report dated November 6, 1998 on the financial statements and financial highlights included in the September 30, 1998 Annual Report to Shareholders of Fidelity Charles Street Trust:
Spartan Short-Term Bond Fund.

We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Fixed-Income Trust: Fidelity Short-Term Bond Fund and Fidelity Charles Street Trust: Spartan Short-Term Bond Fund, which also are incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 1999